UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2010

GLG Partners, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

399 Park Avenue, 38th Floor New York, New York 10022
_________________________________ (Address of principal executive offices)

Registrant’s telephone number, including area code:		(212) 224-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 12, 2010, GLG Partners, Inc. (the "Company") entered into Amendment No. 1 and Joinder (the "Amendment and Joinder") to the Voting Agreement dated as of June 22, 2007 (the “Voting Agreement”), among the Company, Sage Summit LP, Lavender Heights Capital LP, Pierre Lagrange, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Point Pleasant Ventures Ltd., a wholly owned subsidiary of the Lagrange GLG Trust, Emmanuel Roman, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, Jackson Holding Services Inc., a wholly owned subsidiary of the Roman GLG Trust, Noam Gottesman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, and Martin E. Franklin (collectively, the "Voting Agreement Parties") in connection with the joinder of Martin E. Franklin, a member of the Board of Directors of the Company, as a party to the Voting Agreement.

Pursuant to the Amendment and Joinder, the Voting Agreement was amended to provide that Mr. Franklin (a) may at any time (i) transfer any or all of his Voting Stock to any Person or (ii) upon no less than 30 days written notice to all other Voting Agreement Parties, withdraw from the Voting Agreement, (b) shall not be subject to Section 4 (Drag-Along Rights) and Section 9.11 (Endorsement of Voting Stock Share Certificates) of the Voting Agreement and (c) will only indemnify other Stockholder Parties for breaches of the Voting Agreement by Mr. Franklin.  Except as described in the preceding sentence, all other provisions of the Voting Agreement are binding on Mr. Franklin for so long as he is a party to the Voting Agreement.  Upon Mr. Franklin’s transfer of any Voting Stock, any proxy or power granted by Mr. Franklin pursuant to the Voting Agreement will terminate with respect to the transferred Voting Stock and Mr. Franklin’s transferred Voting Stock will become free of any restrictions or obligations under the Voting Agreement. Upon Mr. Franklin’s withdrawal from the Voting Agreement, (1) any proxy or power granted by Mr. Franklin with respect to his Voting Stock will terminate, (2) all of Mr. Franklin’s Voting Stock will become free of any restrictions or obligations under the Voting Agreement and (3) the amendments to the Voting Agreement described above will cease to have any force or effect.  All provisions of the Voting Agreement will continue in full force and effect with respect to all other Voting Agreement Parties.  The Voting Agreement was also amended to reflect the Company's name change from Freedom Acquisition Holdings, Inc. to GLG Partners, Inc.  All terms used herein without definition have the respective meanings given such terms in the Voting Agreement.

A copy of the Amendment and Joinder is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Amendment and Joinder is not intended to be complete, and is qualified in its entirety by the complete text of the Amendment and Joinder.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1
Amendment No. 1 and Joinder, dated as of February 12, 2010, among the Company, Sage Summit LP, Lavender Heights Capital LP, Pierre Lagrange, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Point Pleasant Ventures Ltd., a wholly owned subsidiary of the Lagrange GLG Trust, Emmanuel Roman, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, Jackson Holding Services Inc., a wholly owned subsidiary of the Roman GLG Trust, Noam Gottesman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, and Martin E. Franklin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
By: /s/ Alejandro San Miguel Alejandro San Miguel General Counsel and Corporate Secretary

Date:  February 19, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 1 and Joinder, dated as of February 12, 2010, among the Company, Sage Summit LP, Lavender Heights Capital LP, Pierre Lagrange, G&S Trustees Limited in its capacity as trustee of the Lagrange GLG Trust, Point Pleasant Ventures Ltd., a wholly owned subsidiary of the Lagrange GLG Trust, Emmanuel Roman, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, Jackson Holding Services Inc., a wholly owned subsidiary of the Roman GLG Trust, Noam Gottesman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, and Martin E. Franklin.